                                                                    Exhibit 99.1

            News Release


(PAXAR LOGO)


            PAXAR CORPORATION                   For additional
            105 Corporate Park Drive            information contact:
            White Plains, NY 10604              BOB POWERS
            914.697.6800                        Vice President
                                                Investor Relations
                                                914.697.6862

FOR IMMEDIATE RELEASE

                            PAXAR CORPORATION REPORTS
                           SECOND QUARTER 2003 RESULTS

WHITE PLAINS, NY, JULY 29, 2003 - PAXAR CORPORATION (NYSE: PXR) today reported its results for the quarter ended June 30, 2003. Sales were $184 million versus $173 million for the quarter ended June 30, 2002, an increase of 6 percent. The impact of foreign exchange rates contributed $8 million. Second quarter net income was $7.0 million or $0.18 per share as compared with $13.1 million or $0.32 per share in 2002. The 2003 quarter results included restructuring and other charges totaling $3.6 million ($2.8 million net of income taxes or $0.07 per share) in connection with the consolidation of certain operations, headcount reductions and a severance payment to the Company's former Chief Executive Officer.

Arthur Hershaft, Chairman and Chief Executive Officer, said, "We are pleased with our second quarter sales. As we entered the quarter we remained concerned about global economic uncertainties and did not expect significant top-line improvement from last year's results. However, as we moved through the quarter, our business began to improve. For the quarter, our businesses outside the Americas performed well with sales up 17 percent (8 percent net of foreign exchange effects); however, sales in the Americas declined 6 percent."

Mr. Hershaft added, "We took additional actions in the second quarter as part of our ongoing efforts to reduce SG&A expenses. These actions move us closer to our goal of achieving $9 - $10 million in annual SG&A savings in 2004. To date, SG&A savings are estimated to be approximately $4 million in 2003 and approximately $7 million in 2004. Additional actions will be implemented over the remainder of 2003 to reach our goal."

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PAXAR - Page 2


Mr. Hershaft concluded, "We anticipate third quarter 2003 earnings per share excluding restructuring charges to be $0.18 - $0.22 on sales in the range of $170 - $175 million. For the year, we estimate sales of $690 - $700 million and earnings per share of $0.75 - $0.82, excluding the effect of restructuring charges."

Paxar is a global leader in providing innovative merchandising systems to retailers and apparel manufacturers. Paxar's concept to checkout capabilities, leadership in products and technology, global manufacturing operations, worldwide distribution network and brand recognition are enabling the Company to expand its competitive advantage and market share.

Statements in this release about the future outlook related to Paxar Corporation involve a number of factors affecting the Company's businesses and operations, which could cause actual future results to differ materially from those contemplated by forward-looking statements. Forward-looking statements include those indicated by words such as "project" and "expect." Affecting factors include general economic conditions, the performance of the Company's operations within its prevailing business markets around the world, as well as other factors set forth in Paxar's 2002 Form 10-K Annual Report.



                          FOR MORE INFORMATION ON PAXAR
                     CALL INVESTOR RELATIONS - 914.697.6862
                         OR VISIT OUR COMPANY'S WEB SITE
                                  WWW.PAXAR.COM

                         - FINANCIAL TABLES TO FOLLOW -
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PAXAR - PAGE 3

PAXAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                       Three Months Ended              Six Months Ended
                                                            June 30,                        June 30,
                                                    -----------------------         -----------------------
                                                      2003            2002            2003            2002
                                                    -------         -------         -------         -------
                                                          (Unaudited)                     (Unaudited)
Sales                                               $ 183.6         $ 173.1         $ 346.6         $ 325.8
Cost of sales                                         113.5           103.8           215.5           197.3
                                                    -------         -------         -------         -------
    Gross profit                                       70.1            69.3           131.1           128.5
Selling, general and administrative expenses           54.8            49.4           108.0            96.0
Restructuring and other charges                         3.6              --             6.7              --
                                                    -------         -------         -------         -------
    Operating income                                   11.7            19.9            16.4            32.5
Interest expense, net                                   2.6             2.9             5.5             5.4
                                                    -------         -------         -------         -------
    Income before taxes                                 9.1            17.0            10.9            27.1
Taxes on income                                         2.1             3.9             2.5             6.5
                                                    -------         -------         -------         -------
    Net income                                      $   7.0         $  13.1         $   8.4         $  20.6
                                                    =======         =======         =======         =======

Basic earnings per share                            $  0.18         $  0.33         $  0.22         $  0.52
Diluted earnings per share                          $  0.18         $  0.32         $  0.21         $  0.51
                                                    =======         =======         =======         =======

Weighted average shares outstanding:
   Basic                                               39.0            39.7            39.0            39.5
   Diluted                                             39.2            40.8            39.5            40.5
                                                    =======         =======         =======         =======

Ratios
  Gross margin                                         38.2%           40.0%           37.8%           39.4%
  SG&A to sales                                        29.8%           28.5%           31.2%           29.5%
  Operating margin                                      6.4%           11.5%            4.7%           10.0%
  Net margin                                            3.8%            7.6%            2.4%            6.3%
                                                    =======         =======         =======         =======

Effective tax rate                                     23.0%           22.9%           22.9%           24.0%
                                                    =======         =======         =======         =======




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PAXAR - PAGE 4

PAXAR CORPORATION
CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

                                                 June 30,      December 31,
                                                   2003            2002
                                                  ------          ------
                                                (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents                         $ 60.8          $ 49.6
Accounts receivable                                123.3           106.8
Inventories                                         90.5            83.8
Deferred income taxes                               10.4            10.5
Other current assets                                19.2            14.3
                                                  ------          ------
     Total current assets                          304.2           265.0
                                                  ------          ------

Property, plant and equipment, net                 157.8           154.9
Goodwill and other intangibles, net                203.9           197.7
Other assets                                        21.7            22.0
                                                  ------          ------
                                                  $687.6          $639.6
                                                  ======          ======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Due to banks                                      $  4.6          $  2.1
Current maturities of long-term debt                 0.1             0.1
Accounts payable and accrued liabilities           102.7            94.5
Accrued taxes on income                             12.5            13.9
                                                  ------          ------
     Total current liabilities                     119.9           110.6
                                                  ------          ------
Long-term debt                                     182.9           164.5
Deferred income taxes                               12.6            12.1
Other liabilities                                   14.0            14.8
Shareholders' equity                               358.2           337.6
                                                  ------          ------
                                                  $687.6          $639.6
                                                  ======          ======